UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2006

Keystone Automotive Operations, Inc.

(Exact Name of Registrant As Specified In Charter)

Pennsylvania	333-112252	23-2950980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Tunkhannock Avenue

Exeter, Pennsylvania 18643

(Address of Principal Executive Offices, including Zip Code)

(800) 233-8321

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Principal Officers.

On February 13, 2006, Robert S. Vor Broker announced his retirement as the Company’s Chief Executive Officer, effective March 1, 2006. The Company expects to enter into a separaration agreement with Mr. Vor Broker on or prior to the effective date of his retirement, the terms of which have not yet been finalized. A copy of the press release announcing Mr. Vor Broker’s retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03(c). Appointment of Principal Officers.

In connection with Mr. Vor Broker’s retirement, we expect to appoint Mr. Edward Orzetti to the position of Chief Executive Officer, effective March 1, 2006. In connection with Mr. Orzetti’s appointment, we expect to enter into an employment agreement between Mr. Orzetti and the Company, the terms of which have not yet been finalized. A copy of the press release announcing Mr. Orzetti’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 February 13, 2006 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exeter, Pennsylvania on February 15, 2006.

Keystone Automotive Operations, Inc.
(Registrant)

By:	/s/ Bryant P. Bynum
Bryant P. Bynum Executive Vice President and Chief Financial Officer

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